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                                                                  EXHIBIT 99.10

INDEPENDENT AUDITORS' CONSENT

Board of Directors
Northern Life Separate Account One

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 33-90474 on Form N-4 of the Northern Life Separate Account One filed under the Securities Act of 1933, and Amendment No. 11 to the Registration Statement under the Investment Company Act of 1940, respectively, of our report dated February 18, 2000 related to the financial statements of Northern Life Separate Account One as of December 31, 1999 and for each of the two years in the period then ended, and our report dated March 22, 2000 related to the statutory-basis financial statements of Northern Life Insurance Company as of and for the years ended December 31, 1999 and 1998 incorporated by reference in the Statement of Additional Information of such Registration Statement, and to the references to us under the headings "Experts" appearing in the Prospectuses, all of which are part of such Registration Statement.


/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
April 18, 2000